Exhibit 99.1

United States Diesel-Heating Oil Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(423,163)
Unrealized Gain (Loss) on Market Value of Futures	402,238
Dividend Income	88
Interest Income	97
Total Income (Loss)	$(20,740)

Expenses
General Partner Management Fees	$3,311
SEC & FINRA Registration Expense	600
Brokerage Commissions	352
NYMEX License Fee	83
Prepaid Insurance Expense	58
Non-interested Directors' Fees and Expenses	53
Other Expenses	10,560
Total Expenses	15,017
Expense Waiver	(9,732)
Net Expenses	$5,285
Net Income (Loss)	$(26,025)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/12	$6,843,795
Net Income (Loss)	(26,025)

Net Asset Value End of Month	$6,817,770
Net Asset Value Per Unit (200,000 Units)	$34.09

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612